Exhibit 99.1

FOR IMMEDIATE RELEASE April 25, 2017

CenterState Banks, Inc. Announces

First Quarter 2017 Earnings Results

(all amounts are in thousands of dollars, except per share data, or unless otherwise noted)

WINTER HAVEN, FL. – April 25, 2017 - CenterState Banks, Inc. (Nasdaq: CSFL) reported net income of $16,600 or diluted earnings per share of $0.32 for the first quarter of 2017 compared to $16,027 for the fourth quarter of 2016.  The current quarter’s net income was impacted by merger related costs of $607, net of tax, or $0.01 per share, compared to the net income in the fourth quarter of 2016 which was impacted by merger related costs of $180, net of tax.

	1Q17	4Q16
Return on average assets (annualized)	1.29%	1.25%
Return on average tangible equity (annualized) (note 1)	14.1%	15.3%
Efficiency ratio (note 1)	59%	58%

CURRENT QUARTER HIGHLIGHTS

•	Loans – 11% annualized increase in loans during the current quarter.

•	Deposits – 19% annualized increase in non-time deposits during the current quarter with a cost of deposits of 0.18%, consistent with the fourth quarter of 2016.

•

Net Interest Margin (“NIM”) – tax equivalent NIM (Non GAAP) of 4.28% for the current quarter compared to 4.20% for the fourth quarter of 2016 mainly attributable to a 15 basis point increase in the Company’s NIM when excluding PCI loan accretion.

•	Tangible book value increased 22% to $10.03 at March 31, 2017 compared to the same period in prior year attributable to strong EPS growth along with an accretive capital raise.

•	The Company completed the sale of 2,695,000 shares of common stock pursuant to a public offering which resulted in approximately $63.3 million in net proceeds on January 13, 2017.

•

On January 1, 2017, the Company adopted FASB Accounting Standards Update (ASU) 2016-09, Stock Compensation Improvements to Employee Share-Based Payment Activity, which represented a change in accounting for the tax effects related to vesting of common shares and the exercise of stock options previously granted to the Company's employees through its various equity compensation plans.  This change resulted in a reduction of first quarter 2017 income tax expense of approximately $1,083.

Subsequent Events

•

The Company closed on its previously announced acquisition of Platinum Bank Holding Company (“Platinum”) on April 1, 2017 and converted Platinum’s core system into the Company’s core system on April 21st.

•	The Company has received all regulatory approvals on the previously announced acquisition of Gateway Financial Holdings of Florida, Inc. which is scheduled to close May 1, 2017.

Note 1:  See reconciliations starting on page 17, Explanation of Certain Unaudited Non-GAAP Financial Measures.

Condensed Consolidated Income Statement

Quarterly condensed consolidated income statements (unaudited) are shown below for the periods indicated.

Quarterly Condensed Consolidated Statements of Operations (unaudited)

For the quarter ended:	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16
Interest income	$51,103	$50,155	$47,703	$47,309	$43,498
Interest expense	2,782	2,621	2,384	2,312	2,023
Net interest income	48,321	47,534	45,319	44,997	41,475
Provision for loan losses	995	2,266	1,275	911	510
Net interest income after loan loss provision	47,326	45,268	44,044	44,086	40,965

Correspondent banking and capital markets division income	6,449	8,091	7,528	9,291	8,775
Gain on sale of securities available for sale	—	—	13	—	—
FDIC- IA (negative accretion) (1)	—	—	—	—	(1,166)
FDIC- revenue (1)	—	—	—	—	96
Gain on early extinguishment of debt	—	—	—	—	308
Gain on sale of bank properties held for sale	129	730	67	—	—
All other non interest income	7,924	8,335	8,073	7,680	6,548
Total non interest income	14,502	17,156	15,681	16,971	14,561

Credit related expenses	655	624	187	611	359
Correspondent banking and capital markets division-expense	4,746	5,987	5,456	6,159	5,782
Merger and acquisition related expenses	870	272	—	—	11,172
Impairment (recovery) of bank property held for sale	77	116	616	(38)	456
Termination of FDIC loss share agreements (1)	—	—	—	—	17,560
All other non interest expense	31,695	31,185	30,136	30,317	27,524
Total non interest expense	38,043	38,184	36,395	37,049	62,853

Income (loss) before income tax	23,785	24,240	23,330	24,008	(7,327)
Income tax provision (benefit)	7,185	8,213	7,946	8,274	(2,523)
NET INCOME (LOSS)	$16,600	$16,027	$15,384	$15,734	$(4,804)
Net income (loss) allocated to common shares	$16,559	$15,970	$15,324	$15,672	$(4,804)

Earnings (loss) per share (basic)	$0.33	$0.33	$0.32	$0.33	$(0.10)
Earnings (loss) per share (diluted)	$0.32	$0.33	$0.32	$0.32	$(0.10)

Average common shares outstanding (basic)	50,632	47,870	47,821	47,782	46,343
Average common shares outstanding (diluted)	51,408	48,800	48,603	48,454	46,343
Common shares outstanding at period end	51,126	48,147	48,017	47,996	47,943

note 1:

In February 2016, the Company terminated all existing loss share agreements with the FDIC.  As a result, the Company wrote off the remaining indemnification asset and the claw back liability, received cash from the FDIC, and recognized a loss on the transaction of approximately $17,560 during the first quarter.

LOAN PRODUCTION

Loans, excluding PCI loans, increased $100,123 during the quarter, an annualized growth rate of approximately 13%. Total new loans originated during the current quarter approximated $306.1 million, of which $266.9 million were funded.  About 44% of funded loan origination was non-owner occupied commercial real estate (“CRE”); 17% commercial and industrial (“C&I”), 17% owner occupied CRE, 14% single family residential, 4% land, development & construction and 4% were all other.

Approximately 23% of the funded loan production was floating rate, 21% was other variable rate and 56% was fixed rate.  The loan origination pipeline is approximately $460 million at March 31, 2017 compared to $372 million at December 31, 2016.  The graph below summarizes total loan production and funded loan production over the past five quarters.

LOAN MIX

The table below summarizes the Company’s loan mix over the most recent five quarter ends.

At quarter ended (unaudited):	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Originated Loans
Real estate loans
Residential	$574,494	$552,749	$534,070	$517,861	$507,835
Commercial	1,201,768	1,112,149	1,019,458	910,687	824,702
Land, development and construction loans	125,115	115,983	94,896	100,584	99,605
Total real estate loans	1,901,377	1,780,881	1,648,424	1,529,132	1,432,142
Commercial loans	407,884	382,009	339,938	301,557	290,658
Consumer and other loans	86,902	87,266	80,391	74,398	69,528
Total loans before unearned fees and costs	2,396,163	2,250,156	2,068,753	1,905,087	1,792,328
Unearned fees and costs	858	475	519	479	796
Total originated loans	2,397,021	2,250,631	2,069,272	1,905,566	1,793,124

Acquired Loans (1)
Real estate loans
Residential	244,043	263,555	272,419	284,580	291,886
Commercial	622,332	643,773	662,917	682,693	705,877
Land, development and construction loans	23,470	26,061	25,435	24,797	31,541
Total real estate loans	889,845	933,389	960,771	992,070	1,029,304
Commercial loans	55,041	57,531	62,775	75,638	82,970
Consumer and other loans	2,039	2,272	4,376	4834	6307
Total acquired loans	946,925	993,192	1,027,922	1,072,542	1,118,581

PCI loans
Real estate loans
Residential	67,234	72,179	74,825	78,371	82,595
Commercial	94,751	99,566	106,482	120,255	127,354
Land, development and construction loans	9,522	9,944	10,928	11,649	19,912
Total real estate loans	171,507	181,689	192,235	210,275	229,861
Commercial loans	4,177	3,825	4,649	5,974	6,020
Consumer and other loans	374	410	404	610	635
Total PCI loans	176,058	185,924	197,288	216,859	236,516

Total Loans	$3,520,004	$3,429,747	$3,294,482	$3,194,967	$3,148,221

(1)	Acquired loans include the non-PCI loans purchased pursuant to the following acquisitions:
o	Branch and loan transaction with TD Bank (year 2011);
o	Federal Trust Bank acquisition (year 2011);
o	Gulfstream Business Bank acquisition (year 2014);
o	First Southern Bank acquisition (year 2014);
o	Community Bank of South Florida acquisition (year 2016); and
o	Hometown of Homestead Banking Company (year 2016).

DEPOSIT MIX

During the quarter, the Company’s total deposits increased by $144,579, or approximately 14% on an annualized basis.  Non-time deposits increased $167,059 during the current quarter.  The increase in non-time deposits was offset by the continued decline in time deposits, which decreased $22,480 during the current quarter.  The majority of the increase in non-time deposits during the current quarter was in non-interest bearing commercial checking accounts which was similar to the increase in the first quarter of 2016.  Total checking account balances represent 58% of total deposits.  The overall cost of total deposits (i.e. includes non-interest bearing checking accounts) during the current quarter was 0.18%, the same as the previous quarter.  The table below summarizes the Company’s deposit mix over the periods indicated.

Deposit mix (unaudited)
For the quarter ended:	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Checking accounts
Non-interest bearing	$1,585,963	$1,426,624	$1,406,030	$1,486,600	$1,489,530
Interest bearing	893,945	917,004	814,123	763,614	756,129
Savings deposits	384,202	362,947	352,547	347,631	341,864
Money market accounts	910,056	900,532	903,697	927,997	872,219
Time deposits	522,957	545,437	579,537	606,294	632,425
Total deposits	$4,297,123	$4,152,544	$4,055,934	$4,132,136	$4,092,167

Non time deposits as percentage of total deposits	88%	87%	86%	85%	85%
Time deposits as percentage of total deposits	12%	13%	14%	15%	15%
Total deposits	100%	100%	100%	100%	100%

NET INTEREST MARGIN (“NIM”)

The Company’s NIM increased 8 basis points from 4.20% in 4Q16 to 4.28% in 1Q17 due to higher loan and securities yields with a stable cost of deposits of 0.18%.  When excluding PCI accretion, the Company’s core NIM increased 15 basis points to 3.77% from 3.62% in the prior quarter.  The increase in loan yields was attributable to this quarter’s new loan production rate of 4.05%, a 23 basis point increase from 3.82% in the prior quarter.  In addition, the increase in short term interest rates had a positive impact on the floating rate loans which represent 32% of the total loan portfolio.

The table below summarizes yields and costs by various interest earning asset and interest bearing liability account types for the current quarter, the previous calendar quarter and the same quarter last year.

Yield and cost table (unaudited)

		1Q17			4Q16			1Q16
	average	interest	avg	average	interest	avg	average	interest	avg
	balance	inc/exp	rate	balance	inc/exp	rate	balance	inc/exp	rate
Loans (TEY)*	$3,300,971	$36,474	4.48%	$3,160,914	$35,305	4.44%	$2,569,240	$28,489	4.46%
PCI loans	182,510	8,525	18.94%	192,755	9,256	19.10%	214,998	8,908	16.66%
Taxable securities	861,031	5,001	2.36%	871,989	4,397	2.01%	791,292	5,062	2.57%
Tax -exempt securities (TEY)	155,550	1,791	4.67%	149,637	1,694	4.50%	98,196	1,186	4.86%
Fed funds sold and other	204,125	651	1.29%	230,418	539	0.93%	225,302	538	0.96%
Tot. interest earning assets(TEY)	$4,704,187	$52,442	4.52%	$4,605,713	$51,191	4.42%	$3,899,028	$44,183	4.56%

Interest bearing deposits	$2,704,860	$1,897	0.28%	$2,699,762	$1,892	0.28%	$2,266,700	$1,481	0.26%
Fed funds purchased	259,831	537	0.84%	273,691	393	0.57%	197,335	262	0.53%
Other borrowings	34,612	30	0.35%	27,002	23	0.34%	34,285	32	0.38%
Corporate debentures	25,987	318	4.96%	25,919	313	4.80%	21,052	248	4.74%
Total interest bearing liabilities	$3,025,290	$2,782	0.37%	$3,026,374	$2,621	0.34%	$2,519,372	$2,023	0.32%

Net Interest Spread (TEY)			4.15%			4.08%			4.24%
Net Interest Margin (TEY)			4.28%			4.20%			4.35%

*TEY = tax equivalent yield (Non-GAAP)

The table below summarizes the Company’s yields on interest earning assets and costs of interest bearing liabilities over the prior five quarters.

Five quarter trend of yields and costs (unaudited)
For the quarter ended:	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Yield on loans (TEY)*	4.48%	4.44%	4.46%	4.53%	4.46%
Yield on PCI loans	18.94%	19.10%	14.95%	14.35%	16.66%
Yield on securities (TEY)	2.71%	2.37%	2.41%	2.49%	2.83%
Yield on fed funds sold and other	1.29%	0.93%	1.08%	0.92%	0.96%
Yield on total interest earning assets	4.41%	4.33%	4.25%	4.28%	4.49%
Yield on total interest earning assets (TEY)	4.52%	4.42%	4.33%	4.35%	4.56%
Cost of interest bearing deposits	0.28%	0.28%	0.27%	0.27%	0.26%
Cost of fed funds purchased	0.84%	0.57%	0.52%	0.52%	0.53%
Cost of other borrowings	0.35%	0.34%	0.37%	0.41%	0.42%
Cost of corporate debentures	4.96%	4.80%	4.59%	4.58%	4.66%
Cost of interest bearing liabilities	0.37%	0.34%	0.33%	0.32%	0.32%
Net interest margin (TEY)	4.28%	4.20%	4.12%	4.14%	4.35%
Cost of total deposits	0.18%	0.18%	0.18%	0.17%	0.17%

*TEY = tax equivalent yield (Non-GAAP)

SELECTED CONSOLIDATED FINANCIAL DATA

The table below summarizes selected financial ratios over the prior five quarters.

Selected financial data (unaudited)
As of or for the quarter ended:	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Return on average assets (annualized)	1.29%	1.25%	1.22%	1.27%	-0.44%
Return on average equity (annualized)	10.92%	11.51%	11.21%	11.96%	-3.88%
Return on average tangible equity (annualized) (note 1)	14.06%	15.26%	14.95%	16.14%	-4.49%
Loan / deposit ratio	81.9%	82.6%	81.2%	77.3%	76.9%
Stockholders’ equity (to total assets)	11.9%	10.9%	11.0%	10.8%	10.5%
Common tangible equity (to total tangible assets) (note 1)	9.8%	8.7%	8.8%	8.5%	8.2%
Tier 1 capital (to average assets)	10.4%	9.1%	9.0%	8.7%	9.6%
Efficiency ratio (note 1)	59.3%	58.1%	58.7%	59.0%	80.3%
Common equity per common share	$12.41	$11.47	$11.51	$11.21	$10.84
Common tangible equity per common share (note 1)	$10.03	$8.93	$8.96	$8.64	$8.25

note 1:	See reconciliation tables starting on page 17, Explanation of Certain Unaudited Non-GAAP Financial Measures.

CREDIT QUALITY AND ALLOWANCE FOR LOAN LOSSES

During the quarter, the Company recorded a loan loss provision expense of $995 and charge-offs net of recoveries of $217, resulting in an increase in the allowance for loan losses of $778 as shown in the table below.

The total allowance for loan losses (“ALLL") was $27,819 at March 31, 2017 compared to $27,041 at December 31, 2016, an increase of $778.  This increase is the result of the aggregate effect of: (1) a net increase of $1,126 on originated loans; (2) a net decrease of $174 on acquired loans; and (3) a decrease of $174 on PCI loans.  The changes in the Company’s ALLL components between March 31, 2017 and December 31, 2016 are summarized in the table below (unaudited).

	March 31, 2017			December 31, 2016			increase (decrease)
	loan	ALLL		loan	ALLL		loan	ALLL
	balance	balance	%	balance	balance	%	balance	balance
Originated loans	$2,380,220	$24,129	1.01%	$2,232,474	$22,934	1.03%	$147,746	$1,195	(2) bps
Impaired originated loans	16,801	583	3.47%	18,157	652	3.59%	(1,356)	(69)	(12) bps
Total originated loans	2,397,021	24,712	1.03%	2,250,631	23,586	1.05%	146,390	1,126	(2) bps

Acquired loans (2)	945,120	2,769	0.29%	991,096	2,940	0.30%	(45,976)	(171)	(1) bps
Impaired acquired loans (1)	1,805	40	2.22%	2,096	43	2.05%	(291)	(3)	17 bps
Total acquired loans	946,925	2,809	0.30%	993,192	2,983	0.30%	(46,267)	(174)	– bps

Total non-PCI loans	3,343,946	27,521		3,243,823	26,569		100,123	952
PCI loans	176,058	298		185,924	472		(9,866)	(174)
Total loans	$3,520,004	$27,819		$3,429,747	$27,041		$90,257	$778

(1)	These are loans that were acquired as performing loans that subsequently became impaired.
(2)

Performing acquired loans recorded at estimated fair value on the related acquisition dates.  The total net unamortized fair value adjustment at March 31, 2017 was approximately $13,718 or 1.4% of the aggregate outstanding related loan balances.  Prior to March 31, 2016, the Company did not previously include loans acquired pursuant to the TD Bank and Federal Trust acquisitions that occurred in 2011.  Acquired loans currently include performing loans acquired from the TD Bank acquisition (year 2011), the Federal Trust acquisition (year 2011), the Gulfstream Business Bank acquisition (year 2014), the First Southern Bank acquisition (year 2014), the Community Bank acquisition (year 2016) and the Hometown of Homestead Banking Company acquisition (year 2016).

ALLL on originated loans increased $1,126 mainly due to the increase in balances of $146,390; however the ALLL ratio decreased 2 basis points due to improved credit conditions (qualitative factors). The company has an allowance of 1.03% on its originated loans versus 1.05% in the previous quarter.

ALLL on acquired loans declined $174 mainly due to the decline in balances of $46,267 and the ALLL ratio remained unchanged from the pervious quarter.  The company has an allowance of 0.30% on acquired loans. Acquired loans include loans from the two bank acquisitions (Community Bank and Hometown of Homestead Banking Company), as discussed above in note 2, and were recorded at estimated fair value at the March 1, 2016 acquisition date.  As of the end of the current quarter, the Company has a 13 month history with the performing loans acquired from Community and Hometown.  Management evaluated the performance of these groups of loans over the period subsequent to the acquisition date and considered the accretion of the credit discount, levels of and trends in non-performing loans, past-due loans, adverse loan grade classification changes, net charge-offs and impaired loans.  The loans acquired from Community and Hometown are peforming as expected and therefore no provision for loan loss was recorded for these loans as of March 31, 2017.

The specific loan loss allowance (impaired loans) for both originated loans and acquired loans is the aggregate of the results of individual analyses prepared for each one of the impaired loans, excluding PCI loans.

Total impaired loans at March 31, 2017 are equal to $18,606 ($16,801 originated impaired loans plus $1,805 acquired impaired loans).  Approximately $9,860 of the Company’s impaired loans (53%) are accruing performing loans.  This group of impaired loans is not included in the Company’s non-performing loans or non-performing assets categories.  Included in impaired loans are $12,271 of troubled debt restructuings (“TDRs”).

PCI loans are accounted for pursuant to ASC Topic 310-30.  PCI loan pools are evaluated for impairment each quarter.  If a pool is impaired, an allowance for loan loss is recorded.

Management believes the Company’s allowance for loan losses is adequate at March 31, 2017.  The Company recognized $217 of net charge-offs during the current quarter compared to $724 of net charge-offs during the previous quarter.  The net charge-offs recognized during the previous quarter were mainly due to a partial charge-off of approximately $686 on one new impaired loan.  However, management recognizes that many factors can adversely impact various segments of the Company’s market and customers, and therefore there is no assurance as to the amount of losses or probable losses which may develop in the future.  The table below summarizes the changes in allowance for loan losses during the previous five quarters.

Allowance for loan losses (unaudited)
as of or for the quarter ending	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Loans, excluding PCI loans
Allowance at beginning of period	$26,569	$25,274	$24,066	$23,002	$22,143
Charge-offs	(902)	(1,105)	(821)	(326)	(495)
Recoveries	685	381	939	465	843
Net (charge-offs) recoveries	(217)	(724)	118	139	348
Provision for loan losses	1,169	2,019	1,090	925	511
Allowance at end of period for loans
other than PCI loans	$27,521	$26,569	$25,274	$24,066	$23,002

PCI loans
Allowance at beginning of period	$472	$225	$106	$120	$121
Charge-offs	—	—	(66)	—	—
Recoveries	—	—	—	—	—
Net charge-offs	—	—	(66)	—	—
Provision (recovery) for loan losses	(174)	247	185	(14)	(1)
Allowance at end of period for
PCI loans	$298	$472	$225	$106	$120
Total allowance at end of period	$27,819	$27,041	$25,499	$24,172	$23,122

The following table summarizes the Company’s loan portfolio and related allowance for loan losses as a percentage of the loan portfolio segment presented as of the end of the previous five quarters.

(unaudited)
For the quarter ended:	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Troubled debt restructure (“TDRs”) (note 1)	$12,271	$13,105	$13,592	$14,895	$15,350
Impaired loans that were not TDRs	6,335	7,148	5,924	9,989	12,564
Total impaired loans	18,606	20,253	19,516	24,884	27,914
Originated non-impaired loans	2,380,220	2,232,474	2,051,764	1,885,349	1,768,628
Acquired non-impaired loans	945,120	991,096	1,025,914	1,067,875	1,115,163
Total Non-PCI loans	3,343,946	3,243,823	3,097,194	2,978,108	2,911,705
Total PCI loans	176,058	185,924	197,288	216,859	236,516
Total loans	$3,520,004	$3,429,747	$3,294,482	$3,194,967	$3,148,221
ALLL for Non-PCI loans
General loan loss allowance- originated loans	$24,129	$22,934	$21,426	$19,682	$18,417
General loan loss allowance- acquired loans	2,769	2,940	3,112	3,291	3,501
Specific loan loss allowance- impaired loans	623	695	736	1,093	1,084
Total allowance for loan losses (note 2)	$27,521	$26,569	$25,274	$24,066	$23,002
ALLL as a percentage of period end loans:
Total Originated non-impaired loans	1.01%	1.03%	1.04%	1.04%	1.04%
Total Acquired non-impaired loans (note 3)	0.29%	0.30%	0.30%	0.31%	0.31%
Total impaired loans	3.35%	3.43%	3.77%	4.39%	3.88%
note 1:

The Company has approximately $12,271 of TDRs.  Of this amount $10,976 are performing pursuant to their modified terms, and $1,295 are not performing and have been placed on non-accrual status and included in non performing loans (“NPLs”).  Current accounting standards require TDRs to be included in our impaired loans, whether they are performing or not performing.  Only non performing TDRs are included in NPLs.

note 2:	Excludes PCI loans.

note 3:

Non-impaired loans acquired pursuant to the March 1, 2016 acquisition of Hometown of Homestead Banking Company and Community Bank of South Florida, Inc. are included in the March 31, 2017 acquired loan balances in the table above.  These loans were recorded at estimated fair value as of the acquisition date, and there is no related allowance for loan losses associated with these loans.

The Company defines NPLs as non-accrual loans plus loans past due 90 days or more and still accruing interest.  NPLs do not include PCI loans.  PCI loans are accounted for pursuant to ASC Topic 310-30.  NPLs as a percentage of total Non-PCI loans were 0.53% at March 31, 2017 compared to 0.59% at December 31, 2016.

Non-performing assets (“NPAs”) (which the Company defines as NPLs, as defined above, plus (a) OREO (i.e. real estate acquired through foreclosure or deed in lieu of foreclosure), and (b) other repossessed assets that are not real estate, were $24,888 at March 31, 2017, compared to $26,207 at December 31, 2016.  The decline resulted from the decrease in nonaccrual loans of approximately $1.4 million which was mainly due to two large nonaccrual loans paid off during the current quarter. NPAs as a percentage of total assets was 0.47% at March 31, 2017 compared to 0.52% at December 31, 2016.  NPAs as a percentage of loans plus OREO and other repossessed assets, excluding PCI loans, was 0.74% at March 31, 2017 compared to 0.81% at December 31, 2016.

The table below summarizes selected credit quality data for the periods indicated.

Selected credit quality ratios (unaudited)
As of or for the quarter ended:	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Non-accrual loans (note 1)	$17,569	$19,003	$19,704	$25,035	$24,865
Past due loans 90 days or more
and still accruing interest (note 1)	—	—	—	—	—
Total non-performing loans (“NPLs”) (note 1)	17,569	19,003	19,704	25,035	24,865
Other real estate owned (“OREO”)	7,201	7,090	9,005	12,311	15,937
Repossessed assets other than real estate (note 1)	118	114	170	104	86
Total non-performing assets	$24,888	$26,207	$28,879	$37,450	$40,888
Non-performing loans as percentage of total
loans (note 1)	0.53%	0.59%	0.64%	0.84%	0.85%
Non-performing assets as percentage of total assets	0.47%	0.52%	0.58%	0.75%	0.82%
Non-performing assets as percentage of loans and
OREO plus other repossessed assets (note 1)	0.74%	0.81%	0.93%	1.25%	1.40%
Loans past due 30 thru 89 days and accruing interest
as a percentage of total loans (note 1)	0.47%	0.58%	0.36%	0.41%	0.40%
Net charge-offs (recovery) (note 1)	$217	$724	$(118)	$(139)	$(348)
Net charge-offs (recovery) as a percentage
of average loans for the period (note 1)	0.01%	0.02%	0.00%	0.00%	(0.01%)
Net (recovery) charge-offs as a percentage of average
loans for the period on an annualized basis (note 1)	0.03%	0.09%	(0.02%)	(0.02%)	(0.05%)
Allowance for loan losses as percentage of NPLs (note 1)	157%	140%	128%	96%	93%

note 1:  Excludes PCI loans.

PURCHASED CREDIT IMPAIRED (“PCI”) LOANS

The table below compares the unpaid principal balance and the carrying balance (book balance) of the Company’s total PCI loans at March 31, 2017.

	Unpaid
	Principal	Carrying
	Balance	Balance	Difference	Percentage
Total PCI loans	$234,333	$176,058	($58,275)	25%

CORRESPONDENT BANKING AND CAPITAL MARKETS SEGMENT

The condensed quarterly results of the Company’s correspondent banking and capital markets segment are presented below.

Quarterly Condensed Segment Information - Correspondent banking and capital markets division (unaudited)
For the quarter ended:	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Net interest income	$2,095	$1,850	$1,625	$1,555	$1,802
Provision for loan losses	29	24	28	(24)	(52)
Total non-interest income (note 1)	6,449	8,091	7,528	9,291	8,775
Total non-interest expense (note 2)	(4,746)	(5,987)	(5,456)	(6,159)	(5,782)
Income tax provision	(1,476)	(1,535)	(1,437)	(1,799)	(1,830)
Net income	$2,351	$2,443	$2,288	$2,864	$2,913
Contribution to diluted earnings per share	$0.05	$0.05	$0.05	$0.06	$0.06

Allocation of indirect expense net of
inter-company earnings credit, net of
income tax benefit (note 3)	$(227)	$(280)	$(244)	$(232)	$(340)
Contribution to diluted earnings per share after
deduction of allocated indirect expenses	$0.04	$0.04	$0.04	$0.05	$0.06

note 1:

The primary component in this line item is gross commissions earned on bond sales, fees from hedging services, loan brokering fees and related consulting fees which were $5,376, $7,016, $6,381, $8,049 and $7,371 for 1Q17, 4Q16, 3Q16, 2Q16 and 1Q16, respectively.  The fee income in this category is based on sales volume in any particular period and is therefore volatile between comparable periods.  The remaining non interest income items in this category, which are less volatile, include fees from safe-keeping activities, bond accounting services, asset/liability consulting related activities, international wires, clearing and corporate checking account services, and other correspondent banking related revenue and fees.

note 2:

A significant portion of these expenses are variable in nature and are a derivative of the income from bond sales, hedging services, brokering loans sales and related consulting services identified in note 1 above.  The variable expenses related to these fees identified in note 1 above were $2,342, $3,133, $2,908, $3,491 and $3,352 for 1Q17, 4Q16, 3Q16, 2Q16 and 1Q16, respectively.   Expenses in this line item do not include any indirect support allocation costs.

note 3:

A portion of the cost of the Company’s indirect departments such as human resources, accounting, deposit operations, item processing, information technology, compliance and others have been allocated to the correspondent banking and capital markets division based on management’s estimates.  In addition, an inter-company earnings credit is allocated to the segment for services provided to the commercial bank segment, also based on management’s estimates and judgment.

CONDENSED CONSOLIDATED BALANCE SHEETS

Presented below are condensed consolidated balance sheets and average balance sheets for the periods indicated.

Condensed Consolidated Balance Sheets (unaudited)
For the quarter ended:	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Cash and due from banks	$65,114	$66,368	$37,460	$60,522	$65,560
Fed funds sold and Fed Res Bank deposits	214,369	109,286	161,406	223,533	296,459
Trading securities	—	12,383	2,166	—	2,719
Investment securities, available for sale	819,352	740,702	761,648	744,575	707,573
Investment securities, held to maturity	243,812	250,543	263,692	267,082	256,849
Loans held for sale	2,637	2,285	2,333	4,329	2,186
PCI loans	176,058	185,924	197,288	216,859	236,516
Loans	3,343,946	3,243,823	3,097,194	2,978,108	2,911,705
Allowance for loan losses	(27,819)	(27,041)	(25,499)	(24,172)	(23,122)
Premises and equipment, net	115,400	114,815	114,567	116,129	116,734
Goodwill	106,028	106,028	105,492	105,492	105,492
Core deposit intangible	14,785	15,510	16,267	17,023	17,803
Bank owned life insurance	99,065	98,424	97,767	97,109	86,455
OREO	7,201	7,090	9,005	12,311	15,937
Deferred income tax asset, net	56,792	63,208	58,614	62,774	69,470
Other assets	92,256	89,211	115,112	113,615	101,319
TOTAL ASSETS	$5,328,996	$5,078,559	$5,014,512	$4,995,289	$4,969,655

Deposits	$4,297,123	$4,152,544	$4,055,934	$4,132,136	$4,092,167
Federal funds purchased	268,377	261,986	258,329	174,116	225,298
Other borrowings	63,882	54,385	52,788	56,432	57,906
Other liabilities	65,213	57,187	94,690	94,634	74,823
Common stockholders’ equity	634,401	552,457	552,771	537,971	519,461
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$5,328,996	$5,078,559	$5,014,512	$4,995,289	$4,969,655

Condensed Consolidated Average Balance Sheets (unaudited)
For quarter ended:	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Federal funds sold and other	$204,125	$230,418	$187,906	$272,635	$225,302
Security investments	1,016,581	1,021,626	1,035,090	1,001,511	889,488
PCI loans	182,510	192,755	207,406	225,584	214,998
Loans	3,300,971	3,160,914	3,037,333	2,949,651	2,569,240
Allowance for loan losses	(26,984)	(25,679)	(24,209)	(23,173)	(22,616)
All other assets	538,312	530,848	559,841	556,040	479,454
TOTAL ASSETS	$5,215,515	$5,110,882	$5,003,367	$4,982,248	$4,355,866

Deposits- interest bearing	$2,704,860	$2,699,762	$2,678,638	$2,626,668	$2,266,700
Deposits- non interest bearing	1,508,058	1,454,963	1,445,140	1,506,762	1,282,422
Federal funds purchased	259,831	273,691	181,037	188,663	197,335
Other borrowings	60,599	52,921	54,699	59,126	55,337
Other liabilities	65,899	75,548	97,830	71,935	56,650
Stockholders’ equity	616,268	553,997	546,023	529,094	497,422
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$5,215,515	$5,110,882	$5,003,367	$4,982,248	$4,355,866

Condensed Consolidated Earnings Statement (unaudited)

For quarter ended:	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016

Interest income:
Loans	$44,249	$44,085	$41,445	$40,977	$37,118
Investments	6,203	5,531	5,746	5,710	5,842
Federal funds sold and other	651	539	512	622	538
Total interest income	51,103	50,155	47,703	47,309	43,498

Interest expense:
Deposits	1,897	1,892	1,821	1,740	1,481
Securities sold under agreement to repurchase	30	23	25	28	27
Federal funds purchased	537	393	240	250	271
Corporate debentures	318	313	298	294	244
Total interest expense	2,782	2,621	2,384	2,312	2,023

Net interest income	48,321	47,534	45,319	44,997	41,475
Provision for loan losses	995	2,266	1,275	911	510
Net interest income after loan loss provision	47,326	45,268	44,044	44,086	40,965

Non interest income (see page 15)	14,502	17,156	15,681	16,971	14,561

Non interest expense:
Salaries, wages and employee benefits	22,882	24,049	22,418	22,959	21,455
Occupancy expense	2,749	2,767	2,414	2,477	2,147
Depreciation of premises and equipment	1,684	1,659	1,629	1,588	1,497
Data processing expense	1,826	1,814	1,761	1,765	1,527
Legal, audit and other professional fees	888	901	904	949	903
Amortization of intangibles	762	791	791	814	678
Credit related expense	655	624	187	611	359
Merger and acquisition related expenses	870	272	—	—	11,172
Termination of FDIC loss share agreements	—	—	—	—	17,560
Impairment (recovery) bank property held for sale, net	77	116	616	(38)	456
All other expenses	5,650	5,191	5,675	5,924	5,099
Total non interest expenses	38,043	38,184	36,395	37,049	62,853

Income (loss) before provision for income taxes	23,785	24,240	23,330	24,008	(7,327)
Provision for income taxes	7,185	8,213	7,946	8,274	(2,523)
Net income (loss)	$16,600	$16,027	$15,384	$15,734	$(4,804)

Earnings (loss) per share diluted	$0.32	$0.33	$0.32	$0.32	$(0.10)

NON INTEREST INCOME AND NON INTEREST EXPENSES

The table below summarizes the Company’s non-interest income for the periods indicated.

Quarterly Condensed Consolidated Non Interest Income (unaudited)
For the quarter ended:	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Correspondent banking and capital markets division (1)	$5,376	$7,016	$6,381	$8,049	$7,371
Other correspondent banking related revenue (2)	1,073	1,075	1,147	1,242	1,404
Wealth management related revenue	893	815	892	795	735
Service charges on deposit accounts	3,575	3,729	3,770	3,329	2,736
Debit, prepaid, ATM and merchant card related fees	2,265	2,009	2,017	2,182	2,046
BOLI income	641	657	658	654	565
Other service charges and fees	550	1,125	736	720	466
Gain on sale of securities available for sale	—	—	13	—	—
Subtotal	$14,373	$16,426	$15,614	$16,971	$15,323
Gain on early extinguishment of debt	—	—	—	—	308
Gain on sale of bank properties held for sale	129	730	67	---	—
FDIC indemnification asset – amortization (see explanation below)	—	—	—	—	(1,166)
FDIC indemnification income	—	—	—	—	96
Total Non Interest Income	$14,502	$17,156	$15,681	$16,971	$14,561

note 1:

Includes gross commissions earned on bond sales, fees from hedging services, loan brokering fees and related consulting fees.  The fee income in this category is based on sales volume in any particular period and is therefore volatile between comparable periods.

note 2:

Includes fees from safe-keeping activities, bond accounting services, asset/liability consulting services, international wires, clearing and corporate checking account services and other correspondent banking related revenue and fees.  The fees included in this category are less volatile than those described above in note 1.

The table below summarizes the Company’s non-interest expense for the periods indicated.

Quarterly Condensed Consolidated Non Interest Expense (unaudited)
For the quarter ended:	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Employee salaries and wages	$17,474	$17,757	$17,074	$17,499	$16,137
Employee incentive/bonus compensation accrued	1,321	2,768	1,610	1,548	1,259
Employee equity based compensation expense	1,139	1,172	1,109	1,062	1,080
Deferred compensation expense	144	141	148	160	160
Health insurance and other employee benefits	1,477	1,379	1,537	1,546	1,260
Payroll taxes	1,426	960	999	1,111	1,423
401K employer contributions	507	423	470	479	477
Other employee related expenses	375	399	322	291	291
Incremental direct cost of loan origination	(981)	(950)	(851)	(737)	(632)
Total salaries, wages and employee benefits	22,882	24,049	22,418	22,959	21,455

Gain on sale of OREO	(104)	(258)	(558)	(554)	(158)
Valuation write down of OREO	161	220	237	392	22
(Gain) loss on repossessed assets other than real estate	(7)	13	(4)	31	6
Foreclosure and repossession related expenses	605	649	512	742	489
Total credit related expenses	655	624	187	611	359

Occupancy expense	2,749	2,767	2,414	2,477	2,147
Depreciation of premises and equipment	1,684	1,659	1,629	1,588	1,497
Supplies, stationary and printing	354	320	341	380	299
Marketing expenses	852	909	700	826	690
Data processing expenses	1,826	1,814	1,761	1,765	1,527
Legal, auditing and other professional fees	888	901	904	949	903
Bank regulatory related expenses	727	779	863	968	810
Postage and delivery	428	420	423	486	355
ATM and debit card related expenses	706	713	725	816	596
Amortization of intangibles	762	791	791	814	678
Internet and telephone banking	518	651	559	628	564
Correspondent account and Federal Reserve charges	190	186	191	203	176
Conferences, seminars, education and training	232	202	155	102	133
Director fees	178	150	134	149	209
Travel expenses	60	158	153	119	79
Other expenses	1,405	703	1,431	1,247	1,188
Subtotal	37,096	37,796	35,779	37,087	33,665
Impairment (recovery) on bank property held for sale	77	116	616	(38)	456
Merger and acquisition related expenses	870	272	—	—	11,172
Termination of FDIC loss share agreements	—	—	—	—	17,560
Total Non Interest Expense	$38,043	$38,184	$36,395	$37,049	$62,853

Note:  Certain prior period amounts have been reclassified to conform to the current period presentation format.

Explanation of Certain Unaudited Non-GAAP Financial Measures

This press release contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP interest income, net interest income and tax equivalent basis interest income and net interest income, return on average equity, total stockholders’ equity and tangible common equity, and the efficiency ratio. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance.  The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

Reconciliation of GAAP to non-GAAP Measures (unaudited):

	1Q17	4Q16	1Q16
Interest income, as reported (GAAP)	$51,103	$50,155	$43,498
tax equivalent adjustments	1,339	1,036	685
Interest income (tax equivalent)	$52,442	$51,191	$44,183

Net interest income, as reported (GAAP)	$48,321	$47,534	$41,475
tax equivalent adjustments	1,339	1,036	685
Net interest income (tax equivalent)	$49,660	$48,570	$42,160

For the quarter ended	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Net income (GAAP)	$16,600	$16,027	$15,384	$15,734	$(4,804)
Amortization of intangibles	762	791	791	814	678
Tax effected using the effective tax rate for the period presented	(230)	(268)	(269)	(281)	(233)
Adjusted net income (loss)	$17,132	$16,550	$15,906	$16,267	$(4,359)

Average stockholders' equity (GAAP)	$616,268	$553,997	$546,023	$529,094	$497,422
Average goodwill	(106,028)	(105,760)	(105,492)	(105,492)	(91,116)
Average core deposit intangible	(15,148)	(15,889)	(16,645)	(17,413)	(14,984)
Average other intangibles	(769)	(759)	(751)	(785)	(820)
Average tangible equity	$494,323	$431,589	$423,135	$405,404	$390,502

Return on average tangible equity (annualized)	14.06%	15.26%	14.95%	16.14%	(4.49%)

	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Total stockholders' equity (GAAP)	$634,401	$552,457	$552,771	$537,971	$519,461
Goodwill	(106,028)	(106,028)	(105,492)	(105,492)	(105,492)
Core deposit intangible	(14,785)	(15,510)	(16,267)	(17,023)	(17,803)
Other intangibles	(754)	(784)	(733)	(768)	(802)
Tangible common equity	$512,834	$430,135	$430,279	$414,688	$395,364

Total assets	$5,328,996	$5,078,559	$5,014,512	$4,995,289	$4,969,655
Goodwill	(106,028)	(106,028)	(105,492)	(105,492)	(105,492)
Core deposit intangible	(14,785)	(15,510)	(16,267)	(17,023)	(17,803)
Other intangibles	(754)	(784)	(733)	(768)	(802)
Total tangible assets	$5,207,429	$4,956,237	$4,892,020	$4,872,006	$4,845,558

Tangible common equity to tangible assets	9.8%	8.7%	8.8%	8.5%	8.2%
Common shares outstanding at period end	51,126	48,147	48,017	47,996	47,943
Common tangible equity per common share	$10.03	$8.93	$8.96	$8.64	$8.25

Explanation of Certain Unaudited Non-GAAP Financial Measures (continued)

For the quarter ended	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Non interest income (GAAP)	$14,502	$17,156	$15,681	$16,971	$14,561
Nonrecurring income	—	—	—	—	(308)
Adjusted non interest income	$14,502	$17,156	$15,681	$16,971	$14,253

Net interest income before provision (GAAP)	$48,321	$47,534	$45,319	$44,997	$41,475
Total tax equivalent adjustment	1,339	1,036	949	805	685
Adjusted net interest income	$49,660	$48,570	$46,268	$45,802	$42,160

Non interest expense (GAAP)	$38,043	$38,184	$36,395	$37,049	$62,853
Nonrecurring expense	—	—	—	—	(17,560)
Adjusted non interest expense	$38,043	$38,184	$36,395	$37,049	$45,293

Efficiency ratio	59.3%	58.1%	58.7%	59.0%	80.3%

About CenterState Banks, Inc.

The Company, headquartered in Winter Haven, Florida between Orlando and Tampa, is a financial holding company with one nationally chartered bank, CenterState Bank of Florida, N.A.  Presently, the Company operates through its network of 71 branch banking offices located in 25 counties throughout Florida, providing traditional deposit and lending products and services to its commercial and retail customers.  The Company also provides correspondent banking and capital market services to over 600 community banks nationwide.

For additional information contact John C. Corbett (CEO), Stephen D. Young (COO) or Jennifer L. Idell (CFO) at 863-293-4710.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Some of the statements in this report constitute forward-looking statements, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements related to future events, other future financial and operating performance, costs, revenues, economic conditions in our markets, loan performance, credit risks, collateral values and credit conditions, or business strategies, including expansion and acquisition activities and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot assure you that future results, levels of activity, performance or goals will be achieved, and actual results may differ from those set forth in the forward looking statements.

Forward-looking statements, with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of the Company or the Bank to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2016, and otherwise in our SEC reports and filings.